PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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


                                                                [LOGO] RELIASTAR


                                                    RELIASTAR FINANCIAL CORP.
                                                    20 Washington Avenue South
                                                    Minneapolis, Minnesota 55401




                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                           MEETING DATE: MAY 13, 1999

Dear Shareholder:

You are cordially invited to attend our 1999 Annual Meeting of Shareholders. We will meet in ReliaStar's offices in Minneapolis on Thursday, May 13, 1999 at 10:00 a.m.

The matters we will be acting on at the meeting are described in the attached Notice of Meeting and Proxy Statement.

ReliaStar's activities and performance during 1998 are reviewed in our Annual Report to Shareholders.

YOUR VOTE IS IMPORTANT. We encourage you to read this proxy statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by telephone. A toll-free number and instructions are included on the proxy card.

Sincerely,


/s/ John G. Turner


John G. Turner
CHAIRMAN AND CEO


March 26, 1999

                                  TABLE OF CONTENTS



NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS..................................1

PROXY STATEMENT................................................................2

           Voting Procedures...................................................2

           Proposals To Be Voted On............................................5

           Board of Directors..................................................8

                    Board Compensation........................................10

                    Board and Committee Meetings..............................12

           Performance Graph..................................................13

           Beneficial Ownership...............................................14

           Executive Compensation.............................................16

                    Report of the Compensation Committee......................16

                    Summary Compensation Table................................20

                    Stock Option Grants in 1998...............................22

                    Option Exercises and Year-end Value.......................23

                    Long-term Incentive Program Awards........................23

                    Retirement Plans..........................................24

                    Change in Control and Termination Arrangements............26

           Compliance with Section 16(a) Reporting............................27

                            RELIASTAR FINANCIAL CORP.

                  NOTICE OF 1999 ANNUAL MEETING OF SHAREHOLDERS

--------------------------------------------------------------------------------

                     DATE:       THURSDAY, MAY 13, 1999

                     TIME:       10:00 A.M.
                     PLACE:      AUDITORIUM
                                 20 WASHINGTON AVENUE SOUTH
                                 MINNEAPOLIS, MINNESOTA  55401

--------------------------------------------------------------------------------

At our Annual Meeting of Shareholders we will ask you

         (1) to elect three directors for terms expiring in 2002 and elect one director for a term expiring in 2000;

         (2) to ratify the appointment of Deloitte & Touche LLP as ReliaStar's independent public accountants for 1999; and

         (3) to approve the ReliaStar Annual Incentive Bonus Plan for Designated Executive Officers.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ALL THREE PROPOSALS.

In addition, we will transact any other business properly brought before the meeting or any adjournment of the meeting.

If you were a shareholder of record at the close of business on March 16, 1999, you may vote at our Annual Meeting or any adjournment of the meeting.

Please promptly complete, date, sign and return the enclosed proxy card. A return envelope for your proxy card is enclosed for convenience. Shareholders of record also have the option of voting by telephone. A toll-free number and instructions are included on the proxy card. You may revoke your proxy at any time before it is voted at the meeting.

                      On behalf of the Board of Directors,


                              /s/ Richard R. Crowl


                                Richard R. Crowl
                                    SECRETARY


March 26, 1999

                                 PROXY STATEMENT

The Board of Directors of ReliaStar Financial Corp. ("Company" or "ReliaStar") is soliciting the enclosed proxy for the 1999 Annual Meeting of the Company. The proxy statement, proxy card and ReliaStar's 1999 Annual Report to Shareholders are being distributed on or about March 26, 1999. SHAREHOLDERS MAY OBTAIN ADDITIONAL COPIES OF THE ANNUAL REPORT AND COPIES OF THE FORM 10K WITHOUT CHARGE FROM THE CORPORATE SECRETARY, RELIASTAR FINANCIAL CORP., 20 WASHINGTON AVENUE SOUTH, MINNEAPOLIS, MINNESOTA 55401.


                                VOTING PROCEDURES

                              QUESTIONS AND ANSWERS

================================================================================

Q:       WHAT AM I VOTING ON?

A:
     o Re-election of directors Carolyn H. Baldwin and James J. Howard for terms which expire in 2002; election of Richard U. De Schutter for a term which expires in 2002 and re-election of John H. Flittie for a term that expires in 2000;

     o Ratification of the Appointment of Deloitte & Touche LLP as ReliaStar's independent public accountants for 1999;

     o Approval of the ReliaStar Annual Incentive Bonus Plan for Designated Executive Officers.

================================================================================

Q:       WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 16, 1999 (the "Record Date") are entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote.

================================================================================

Q:       HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

A: As of the Record Date, 88,706,097 shares of ReliaStar's common stock were outstanding. The holders of a majority of ReliaStar's outstanding shares of common stock on the Record Date entitled to vote at the Annual Meeting must be present in order to conduct business. This is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes in person at the meeting, has submitted a properly signed proxy or has properly voted by telephone. Shares are not considered present and entitled to vote for a particular matter if a broker indicates that it does not have discretionary authority to vote those shares regarding such matter. We do count these shares for a quorum. Abstentions are counted for a quorum. However, abstentions have the same effect as a vote against in determining approval of any proposal.

================================================================================

Q:       HOW DO I VOTE?

A: Shareholders of record may vote by proxy card or telephone. Shareholders of record who hold their shares through a bank or broker can vote by telephone if that option is offered by the bank or broker.

         Voting by Mail. Shareholders of record may sign, date and mail their proxies in the postage-paid envelope provided. If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be voted FOR the three proposals.

         Voting by Telephone. Shareholders of record may vote by using the toll-free number and following the instructions listed on the proxy card.

         Revoking Your Proxy. Whether you vote by mail or telephone, you may revoke your proxy any time before the Annual Meeting by (1) notifying ReliaStar's Corporate Secretary in writing, (2) voting in person at the Annual Meeting, (3) returning a later-dated proxy or (4) voting by telephone at a later time.

================================================================================

Q:       IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual shareholders are confidential. Only the inspector of election and certain employees who assist with processing proxy cards and counting the vote have access to your proxy card. All comments directed to management (whether written on the proxy card or elsewhere) will remain confidential unless you ask that your name be disclosed.

================================================================================

Q:       WHO WILL COUNT THE VOTE?

A: Representatives of Norwest Bank Minnesota, N.A. will tabulate the votes and act as the inspector of election.

================================================================================

Q:       WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

A: The shares on your proxy card represent all your shares held of record, including those in ReliaStar's dividend reinvestment plan.

================================================================================

Q:       HOW ARE SHARES UNDER THE RELIASTAR SUCCESS SHARING PLAN AND ESOP VOTED?

A: Separate voting cards are being furnished to plan participants under the ReliaStar Success Sharing Plan and ESOP ("Plan"). Proxies executed by Plan participants are voting instructions to Northern Trust Company, the Trustee for the Plan, for shares allocated to a participant's account. The Trustee must vote all shares in the Plan. If a participant does not instruct the Trustee how to vote, the Trustee must vote these shares and unallocated shares in the same proportion for which instructions are received.

================================================================================

Q:       WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means that your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone to make sure that all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do this by contacting our transfer agent, Norwest Bank Minnesota, N.A. at 800-468-9716.

================================================================================

Q:       HOW WILL PROXIES BE SOLICITED AND HOW MUCH WILL THIS PROXY SOLICITATION
         COST?

A: ReliaStar will solicit proxies mainly by mail. In addition, we may solicit proxies by telephone or by special letter. We will pay all costs of solicitation. Georgeson & Company Inc. was hired by the Company to assist in the distribution of proxy materials and solicitation of votes for $7,000 plus out-of-pocket expenses. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of ReliaStar common stock.

================================================================================

Q: WHEN ARE SHAREHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN THE COMPANY'S PROXY STATEMENT FOR THE 2000 ANNUAL MEETING?

A: Shareholder proposals must be submitted in writing by November 26, 1999, to Richard R. Crowl, Corporate Secretary, ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, MN 55401 in order to be considered for inclusion in next year's proxy statement. You must include a brief description of the proposal, your name and address, the number of shares of ReliaStar common stock you own and any interest you have in the proposal.

================================================================================

Q:       WHEN ARE SHAREHOLDER PROPOSALS CONSIDERED UNTIMELY?

A: The Company's bylaws require that any shareholder proposal must be submitted in writing to the Corporate Secretary not less than 60 days before an annual meeting to be considered from the floor of that annual meeting. If a shareholder fails to notify the Company of a proposal to be presented at an annual meeting at least 60 days prior to the meeting date, the proposal will be considered untimely. The Company did not receive notice of any shareholder proposals prior to March 14, 1999 which is 60 days before the 1999 Annual Meeting date of May 13, 1999.

================================================================================

Q:       HOW DOES A SHAREHOLDER NOMINATE SOMEONE TO BE A DIRECTOR OF RELIASTAR?

A: Any shareholder may recommend any person as a nominee for director of ReliaStar by writing to Richard R. Crowl, Corporate Secretary, ReliaStar Financial Corp., 20 Washington Avenue South, Minneapolis, MN 55401. Recommendations must be received in writing by December 31 before the Annual Meeting. You must include information that will allow the Board Affairs Committee of the Board of Directors to evaluate the qualifications of your recommendation.

                            PROPOSALS TO BE VOTED ON

The shares represented by your proxy will be voted FOR each of the following proposals unless you indicate to the contrary.

1.       ELECTION OF DIRECTORS

Nominees for election are Carolyn H. Baldwin, Richard U. De Schutter and James
J. Howard for three-year terms expiring in 2002 and John H. Flittie for a one-year term expiring in 2000. (See page 8 for more information.) Each nominee has consented to serve. All nominees, except Mr. De Schutter, are currently serving on the Board. If a nominee is not a candidate at the Annual Meeting, the proxies plan to vote in favor of the remaining nominees and such other person as the proxies may determine.

We need the affirmative vote of a majority of the outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting in order to elect the nominees. Abstentions and votes withheld for directors will have the same effect as votes against. If you do not want to vote for a particular nominee, you may indicate this on the proxy card or during your telephone vote. Your Board recommends a vote FOR these directors.

2. RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999

Deloitte & Touche LLP has served as our independent public accountants since 1987. We expect representatives of Deloitte & Touche to attend the Annual Meeting. Deloitte & Touche will have a chance to answer appropriate questions and make a statement if they wish.

We need the affirmative vote of a majority of outstanding shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting in order to ratify Deloitte & Touche as our independent public accountants for 1999. The Board recommends a vote FOR Deloitte & Touche LLP as our independent public accountants for 1999.

3. APPROVAL OF THE RELIASTAR ANNUAL INCENTIVE BONUS PLAN FOR DESIGNATED EXECUTIVE OFFICERS

The Board of Directors finds it to be in the best interests of the Company and its shareholders to preserve the Company's tax deduction for annual compensation paid in excess of $1 million to its executive officers. The Board recommends that shareholders vote FOR approval of the Reliastar Annual Incentive Bonus Plan for Designated Executive Officers ("Bonus Plan").

                                  INTRODUCTION

At the Annual Meeting, shareholders will consider and vote upon a proposal to approve the Bonus Plan. The tax laws require shareholder approval of this Bonus Plan every five years. The Bonus Plan was first approved by shareholders in 1994. The Bonus Plan proposed for approval has several nonmaterial amendments. The Personnel and Compensation Policy Committee of the Board has approved these amendments, subject to shareholder approval. If shareholders do not approve the Bonus Plan by a majority vote of outstanding shares present or represented and entitled to vote at the Annual Meeting, no bonuses will be paid under the Bonus Plan. In such an event, the Committee expects to consider and pay compensation to its key executive officers as it considers necessary or desirable to reward performance and to retain their services. Such other compensation may not be tax deductible to the Company under Section 162(m) of the Internal Revenue Code ("Code").

The Bonus Plan is designed to meet the requirements of Section 162(m) of the Code. Section 162(m) limits the Company's income tax deduction for executive compensation paid in excess of $1 million unless it qualifies as performance-based compensation. Generally, compensation will be considered "performance-based" if it is paid pursuant to a plan the material terms of which are disclosed to and approved by shareholders before the compensation is paid.
Section 162(m) requires shareholder approval of the Bonus Plan within five years of the shareholders' last approval if the compensation committee has authority to change targets under a performance goal after shareholder approval of the goal. The Bonus Plan does permit the Personnel and Compensation Policy Committee of the Board to change goals. Shareholder approval of the Bonus Plan is necessary at this time to preserve the deductibility of annual incentive compensation paid to ReliaStar's executive officers.

We are proposing to amend several terms under the Bonus Plan (1) to reflect certain financial reporting changes and (2) to reduce the bonus pool amount. The reporting changes make the calculation of "return on equity-operating income basis" and "pretax operating income" under the Bonus Plan consistent with the way the Company currently measures these statistics in its financial statements. The bonus pool amount is being reduced from 2% to 1 1/2% of the Company's pretax operating income. These changes will not have a material impact on the Bonus Plan.

                                 SUMMARY OF PLAN

ADMINISTRATOR: The Bonus Plan is administered by the Personnel and Compensation Policy Committee. This is a committee of nonemployee directors as required by the Code.

PLAN YEAR: The plan year is the Company's fiscal year. This is the calendar year.

EFFECTIVE DATE OF PLAN: The Bonus Plan, as amended and restated, is to be effective as of January 1, 1999, subject to shareholder approval.

ELIGIBLE PARTICIPANTS: Executive officers are eligible to participate in the Bonus Plan. The Committee must designate the executive officers who will participate in the Bonus Plan for a plan year before the beginning of the year. In 1998, eight executive officers of the Company were eligible to participate in the Bonus Plan.

CORPORATE PERFORMANCE FACTOR: The Company will not pay any annual incentive bonuses under the Bonus Plan to covered executive officers unless the Company attains a return on equity-operating income basis for the year of at least 10.7%.

BONUS POOL AMOUNT: The total of all bonuses payable under the Bonus Plan may not exceed 1 1/2% of the Company's pretax operating income. Pretax operating income is the Company's income from continuing operations before (1) income taxes, (2) the net earnings impact of realized investment gains and losses, (3) extraordinary items and (4) the cumulative effect of accounting changes. Company earnings are determined according to generally accepted accounting principles adjusted to eliminate accounting restatements related to acquisitions treated as "poolings" and any unusual non-recurring items separately identified in our financial statements.

INDIVIDUAL BONUS AMOUNTS: The Bonus Plan provides that the maximum bonuses that can be paid for any plan year to the CEO and the COO are 20% and 17%, respectively, of the bonus pool amount. Other executive officers covered under the Bonus Plan may each receive bonuses not greater than the amount determined by dividing 63% of the bonus pool amount by the number of executive officers, excluding the CEO and the COO, who are covered under the Bonus Plan for that plan year.

COMMITTEE DISCRETION: These bonus pool percentages are the maximum bonuses which may be paid under the Bonus Plan to any covered executive for a plan year. The Committee expects to exercise its discretion, as permitted under Section 162(m), to pay lesser annual incentive bonuses. The Committee expects to do so by taking into consideration the Company's return on equity, earnings per share and capital gains for the plan year compared to goals set for these factors. The Committee also considers the performance of covered executives' business units and attainment of individual performance goals established for Bonus Plan participants and approved by the Committee.

FORM OF PAYMENTS: Bonuses payable under the Bonus Plan may be payable in cash or in shares of the Company's common stock. Bonuses paid in stock will be awarded under and subject to the terms and conditions of the ReliaStar 1993 Stock Incentive Plan, as amended.

AMENDMENT AND TERMINATION OF PLAN: The Committee may amend prospectively or terminate the Bonus Plan at any time.


                                NEW PLAN BENEFITS

The benefits that will be paid to the following individuals or groups under the Bonus Plan for 1999 are not determinable. It is not yet known whether the Company will attain the Plan's minimum performance goal in 1999 and the size of the bonus pool depends on the Company's pretax operating income for 1999. In addition, the Committee expects to exercise its discretion to pay bonuses which are less than the maximum bonuses provided for in the Bonus Plan. In 1998 the Bonus Plan was in effect. The Committee exercised its discretion and awarded the following executive bonuses. These bonuses are included in the Summary Compensation Table on page 20. The proposed amendments would have had no effect on these bonuses.

Name and Position                               Dollar Value of 1998 Bonuses ($)
-----------------                               --------------------------------
John G. Turner, Chairman and Chief Executive Officer                     453,863
John H. Flittie, President and Chief Operating Officer                   285,833
Robert C. Salipante, Senior Vice President                               166,575
Michael J. Dubes, Senior Vice President                                  117,541
Wayne R. Huneke, Senior Vice President                                   123,462
All current executive officers, as a group                             1,520,552
All current directors who are not executive officers, as a group               0
All employees who are not executive officers, as a group                       0

4.       OTHER BUSINESS

The Board knows of no other business for consideration at the meeting. Your signed proxy or proper telephone vote gives authority to ReliaStar officers John
G. Turner, Chairman and Chief Executive Officer, John H. Flittie, President and Chief Operating Officer and Richard R. Crowl, Senior Vice President, General Counsel and Secretary, to vote at their discretion on other matters properly presented at the meeting, or at any adjournment or postponement of the meeting.

                               BOARD OF DIRECTORS


The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than six nor more than eighteen persons. The Board is divided into three classes. Directors of one class are elected each year for a set term of up to three years. Each class consists of two to six directors. The Board has set the class for terms expiring in 2002 at three directors and the class for terms expiring in 2000 at six. The Board's nominees are as follows:

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2002

CAROLYN H. BALDWIN. Director since 1993. Ms. Baldwin has been Vice President of The Coca-Cola Company (manufacturer, distributor and marketer of non-alcoholic beverages) and President of Coca-Cola Financial Corporation (provides loans and leases to bottlers) since 1997. She was Vice President and Chief of Internal Audits Worldwide of The Coca-Cola Company from 1993 to 1997. Age 50.

RICHARD U. DE SCHUTTER. Nominee for director. Mr. De Schutter has been Chairman, President and Chief Executive Officer of G. D. Searle & Co. (pharmaceutical research and manufacturer) since 1994. He has been Vice Chairman of Monsanto (manufacturer of pharmaceutical, nutritional and agricultural products) since 1997. He was President and Chief Operating Officer of G. D. Searle & Co. from 1993 to 1994 and was President from 1991 to 1993. He is a director of General Binding Corporation, Pharmaceutical Research and Manufacturers of America, Evanston Northwestern Healthcare, and U.S.-Japan Business Council Inc., and a trustee of Northwestern University. Age 58.

JAMES J. HOWARD. Director since 1993. Mr. Howard has been Chairman of the Board, President and Chief Executive Officer of Northern States Power Company (electric and gas utility company) since 1994 and Chairman and Chief Executive Officer from 1988 to 1994. He is a director of Northern States Power Company, Ecolab, Inc., Federal Reserve Bank of Minneapolis, Honeywell Inc. and Walgreen Company. Age 63.

NOMINEE FOR ELECTION FOR A TERM EXPIRING IN 2000

JOHN H. FLITTIE. Director since 1993. Mr. Flittie has been President and Chief Operating Officer of the Company and ReliaStar Life Insurance Company since 1993. He was Senior Executive Vice President and Chief Operating Officer from 1992 to 1993, Senior Executive Vice President from 1991 to 1992 and Executive Vice President and Chief Financial Officer from 1989 to 1991. He was President of subsidiaries ReliaStar United Services Life Insurance Company and ReliaStar Life Insurance Company of New York from 1996 to 1998. Mr. Flittie is a director of Community First Bankshares, Inc., Chronimed, Inc. and subsidiaries of the Company. Age 62.

DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2001

WILLIAM A. HODDER. Director since 1979. Mr. Hodder was the Chairman and Chief Executive Officer, Donaldson Company, Inc. (manufacturer of filters and noise abatement equipment) from 1994 to 1996 and Chairman, President and Chief Executive Officer from 1985 to 1994. Mr. Hodder is a director of Musicland Stores Corporation, Wells Fargo & Co. and Supervalu Inc. Age 67.

RICHARD L. KNOWLTON. Director since 1988. Mr. Knowlton has been Chairman of the Board of The Hormel Foundation (charitable foundation that controls 41.7% of Hormel Foods Corporation) since 1995. He was Chairman of the Board, Hormel Foods Corporation from 1993 to 1995, Chairman and Chief Executive Officer from 1992 to 1993 and Chairman, President and Chief Executive Officer from 1981 to 1992. Mr. Knowlton is a director of U. S. Bancorp, Mayo Foundation, Perth Corp. and Supervalu Inc. Age 66.

JOHN G. TURNER. Director since 1983. Mr. Turner has been Chairman and Chief Executive Officer of the Company and ReliaStar Life Insurance Company since 1993. Mr. Turner was Chairman, President and Chief Executive Officer in 1993, President and Chief Executive Officer from 1991 to 1993, President and Chief Operating Officer from 1986 to 1991 and President from 1983 to 1986. Mr. Turner is a director of subsidiaries of the Company. Age 59.

DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2000

DAVID C. COX. Director since 1988. Mr. Cox was the President and Chief Executive Officer, Cowles Media Company (communications and publishing) from 1985 to 1998. Mr. Cox is a director of National Computer Systems, Inc. and Tennant Company. Age 61.

LUELLA G. GOLDBERG. Director since 1976. Ms. Goldberg was the Chair, Board of Trustees, University of Minnesota Foundation from 1996 to 1998 and has been a Trustee since 1976. Ms. Goldberg has been Trustee Emerita of the Board of Trustees of Wellesley College since 1996, Trustee from 1978 to 1996, Acting President of the College during 1993 and Chair of the Board of Trustees from 1985 to 1993. Ms. Goldberg has been Life Director, Minnesota Orchestral Association since 1977 and was Chair of the Board from 1980 to 1983. Ms. Goldberg is a director of TCF Financial Corporation, Hormel Foods Corporation and Communication Systems, Inc. Age 62.

RANDY C. JAMES. Director since 1994. Mr. James has been a management consultant since 1993. He was Group Executive Vice President, Bank of America (banking and financial services) from 1992 to 1993 and Chairman and Chief Executive Officer, Bank of America, Oregon (banking and financial services) from 1991 to 1992. Mr. James is a director of Charter Bank (founder) and P.P.F. Financial, Inc. Age 51.

DAVID A. KOCH. Director since 1981. Mr. Koch has been Chairman, Graco Inc. (manufacturer of fluid handling equipment) since 1996 and Chairman and Chief Executive Officer from 1985 to 1995. Mr. Koch is a director of Graco Inc., the Federal Reserve Bank of Minneapolis and SurModics, Inc. Age 68.

JAMES J. RENIER. Director since 1985. Dr. Renier was the Chairman and Chief Executive Officer, Honeywell Inc. (global controls company) from 1988 to 1993 and Chairman of the Executive Committee from 1993 to 1994. Dr. Renier is a director of Deluxe Corporation. Age 69.

                               BOARD COMPENSATION


We have changed our Board compensation practices beginning with the 1999-2000 Board year. (See below). For the 1998-1999 Board year, compensation for nonemployee directors includes the following:

     o an annual retainer of $24,000 of which at least 30% must be paid in ReliaStar common stock,

     o    $1,000 for each Board or committee meeting attended,

     o an annual retainer of $4,000 to nonemployee directors who are committee chairs, and

     o    reasonable expenses of attending Board and committee meetings.

We do not pay directors who are also officers of the Company additional compensation for their service as directors.

The ReliaStar Stock Ownership Plan for Nonemployee Directors ("Directors' Stock Plan") allows directors to choose to receive all or part of their annual retainer or meeting fees in ReliaStar common stock. This is in addition to the 30% of the annual retainer required to be paid in stock. The Directors' Stock Plan also allows nonemployee directors to defer any payment in ReliaStar common stock in deferred share units. Deferred share units are credited to a deferred share account. The deferred share account is an unsecured bookkeeping account. The Company has designated a rabbi trust as a funding vehicle for the deferred share accounts. The trust is funded with ReliaStar common stock held by the trustee in its name, on a commingled basis. All assets of the trust are subject to the claims of the general creditors of the Company. The common shares held in the trust are voted by the trustee in its discretion. However, each director with units credited to a deferred share account may instruct the trustee how to vote the director's proportionate interest. Deferred share units are payable in ReliaStar common stock when a director leaves the Board. Directors may also choose to defer any retainer or fees payable in cash in a deferred cash account.

STOCK OPTIONS

Under the current Directors' Stock Plan, nonemployee directors receive an annual grant of options to purchase 3,500 shares of ReliaStar common stock at fair market value on the date of grant. These options are subject to the following:

     o "Fair Market Value" is the closing price of ReliaStar's common stock on the date the option is granted.

     o    Each option granted is a nonqualified stock option.

     o    Each option granted is for a term of ten years.

On May 14, 1998 options to purchase 3,500 shares of ReliaStar's common stock at $43.00 per share were granted to each nonemployee director.

OTHER COMPENSATION

ReliaStar terminated its Retirement Plan for Nonemployee Directors as of May 13, 1999. The Retirement Plan provided directors who served on the Board at least five years an annual benefit equal to the annual retainer in effect on the director's last day of service on the Board. Benefits were paid for the lesser of a director's number of years of service or 15 years. The payment of retirement benefits will continue for directors who have retired as of adjournment of the 1999 Annual Meeting. The present value of vested benefits under this plan for directors who are serving on the Board as of the adjournment of the 1999 Annual Meeting will be credited to a deferred cash account or a deferred share account at the director's election.

Mr. James also received $7,000 ($1,000 per meeting) in meeting fees and $6,500 as a retainer for his service as Chairman of the Northern Life Advisory Board. This Board is an advisory board of Northern Life Insurance Company, a subsidiary of the Company. Mr. James has a consulting agreement, effective January 1, 1999, with Northern Life Insurance Company, to continue his services as Chairman of the Northern Life Advisory Board. Mr. James will receive a $6,500 retainer and $1,000 per meeting fee in 1999 under this agreement. In addition, Mr. James has a consulting agreement with the Company under which Mr. James is paid $200 per hour on an as-needed basis with regard to the Company's subsidiary, ReliaStar Bank. Mr. James was paid $2,500 under this consulting agreement in 1998.

CHANGES IN DIRECTORS' COMPENSATION

The Board modified its directors' compensation plans effective May 13, 1999. The changes eliminate the directors' Retirement Plan and place more emphasis on equity-based pay. Directors will receive an annual retainer of $50,000. Committee chairs will receive an additional $5,000 in compensation. Directors may elect to receive this annual retainer in cash, deferred cash, stock, deferred share units or in ten-year nonqualified stock options valued under the Black-Scholes method. In addition, ten-year nonqualified stock options valued at $50,000 based on the Black-Scholes value will be awarded each year. The stock options will vest one year from the date of grant.

                          BOARD AND COMMITTEE MEETINGS

---------------------------------------------------------------------------------------------------------------------
                                MEMBERSHIP ROSTER
---------------------------------------------------------------------------------------------------------------------
                                                                                                     Personnel and
                                                                                                     Compensation
                  Name                   Board     Audit     Board Affairs   Executive    Finance       Policy
---------------------------------------------------------------------------------------------------------------------
Carolyn H. Baldwin                         X         X             X
---------------------------------------------------------------------------------------------------------------------
David C. Cox                               X         X                                                     X
---------------------------------------------------------------------------------------------------------------------
John H. Flittie                            X                                     X           X
---------------------------------------------------------------------------------------------------------------------
Luella G. Goldberg                         X                       X             X           X             X
---------------------------------------------------------------------------------------------------------------------
William A. Hodder                          X                       X             X           X             X
---------------------------------------------------------------------------------------------------------------------
James J. Howard                            X         X                                                     X
---------------------------------------------------------------------------------------------------------------------
Randy C. James                             X         X                                                     X
---------------------------------------------------------------------------------------------------------------------
Richard L. Knowlton                        X                       X             X           X
---------------------------------------------------------------------------------------------------------------------
David A. Koch                              X         X             X
---------------------------------------------------------------------------------------------------------------------
Richard M. Kovacevich*                     X                                     X           X             X
---------------------------------------------------------------------------------------------------------------------
Glen D. Nelson*                            X         X             X
---------------------------------------------------------------------------------------------------------------------
James J. Renier                            X                                     X           X             X
---------------------------------------------------------------------------------------------------------------------
John G. Turner                             X                                     X           X
---------------------------------------------------------------------------------------------------------------------
Number of Meetings Held in 1998            9         3             3             0           3             3
---------------------------------------------------------------------------------------------------------------------

*Directors not standing for reelection.

The Company's Board of Directors has the following standing committees:

AUDIT COMMITTEE: Reviews annual financial statements of the Company prior to release to the public; examines and reviews the internal and external audits of our accounts and advises in the selection of our independent auditor. All members are nonemployee directors.

BOARD AFFAIRS COMMITTEE: Considers and recommends nominees for election as directors; reviews and evaluates the effectiveness, procedures and practices of the Board and its members; advises the Board regarding committee structure and director compensation; and approves guidelines for our charitable contributions program. All members are nonemployee directors.

EXECUTIVE COMMITTEE: Has power to act on behalf of the Board whenever the Board is not in session.

FINANCE COMMITTEE: Considers investment policy, shareholder dividends and matters of corporate finance, including capitalization and financing policies.

PERSONNEL AND COMPENSATION POLICY COMMITTEE: Reviews ReliaStar's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. This Committee assists the Board in the evaluation of the Chief Executive Officer's performance, makes recommendations for the Chief Executive Officer's compensation, evaluates succession plans and provides oversight of equal employment opportunity programs. All members are nonemployee directors.

The Board held eight regular meetings and one special meeting during 1998. Each director attended at least 75% of the combined total number of meetings of the Board and committees of the Board on which he or she served during 1998.

                                PERFORMANCE GRAPH




                        1993      1994      1995      1996      1997      1998
-------------------- --------- --------- --------- --------- --------- ---------
ReliaStar             $100.00   $ 93.17   $146.39   $195.06   $283.38   $322.38
S&P Life Ins. Index    100.00     82.94    119.10    145.52    181.96    192.10
S&P 500 Index          100.00    101.32    139.40    171.40    228.59    293.91
-------------------- --------- --------- --------- --------- --------- ---------




*Assumes $100 invested on December 31, 1992 in ReliaStar Financial Corp. common stock, the S&P Life Insurance Index and the S&P 500 Index. Total return assumes reinvestment of dividends.

                              BENEFICIAL OWNERSHIP

This table shows how much ReliaStar common stock is owned by the directors, nominees and certain executive officers as of February 28, 1999 and owners of more than 5% of ReliaStar's outstanding shares.

-----------------------------------------------------------------------------------------------------------
                                                      Amount and Nature of Beneficial
                                                                 Ownership
                                ---------------------------------------------------------------------------
                                                                                               Percent
                                        Number                                                   of
                                      of Shares                                              Outstanding
                                     Beneficially             Right to                       Shares as of
                Name                    Owned                 Acquire          Total        March 16, 1999
-----------------------------------------------------------------------------------------------------------
FMR Corp. (1)
82 Devonshire Street
Boston, MA 02109                     6,218,548                              6,218,548        7.01%
-----------------------------------------------------------------------------------------------------------
ReliaStar Success
Sharing Plan and ESOP (2)
c/o Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675                    5,681,973                              5,681,973        6.40%
-----------------------------------------------------------------------------------------------------------
Carolyn H. Baldwin                         875 (3)            6,999             7,874          *
-----------------------------------------------------------------------------------------------------------
David C. Cox                            13,343 (3)            6,999            20,342          *
-----------------------------------------------------------------------------------------------------------
Richard U. De Schutter                   1,000                    0             1,000          *
-----------------------------------------------------------------------------------------------------------
Luella Gross Goldberg                   64,356 (3)(4)         4,999            69,355          *
-----------------------------------------------------------------------------------------------------------
William A. Hodder                       45,269 (3)            6,999            52,268          *
-----------------------------------------------------------------------------------------------------------
James J. Howard                          9,048 (3)            6,999            16,047          *
-----------------------------------------------------------------------------------------------------------
Randy C. James                           6,546 (3)            6,999            13,545          *
-----------------------------------------------------------------------------------------------------------
Richard L. Knowlton                     23,740 (3)            6,999            30,739          *
-----------------------------------------------------------------------------------------------------------
David A. Koch                           14,302 (3)(4)         6,999            21,301          *
-----------------------------------------------------------------------------------------------------------
Richard M. Kovacevich                   10,096                6,999            17,095          *
-----------------------------------------------------------------------------------------------------------
Glen D. Nelson                          51,397 (3)(4)         6,999            58,396          *
-----------------------------------------------------------------------------------------------------------
James J. Renier                         16,750 (3)            6,999            23,749          *
-----------------------------------------------------------------------------------------------------------
John G. Turner                         235,720 (4)(5)       377,320           613,040          *
-----------------------------------------------------------------------------------------------------------
John H. Flittie                        163,928 (4)(5)       230,621           394,549          *
-----------------------------------------------------------------------------------------------------------
Robert C. Salipante                     64,231 (5)          126,834           191,065          *
-----------------------------------------------------------------------------------------------------------
Michael J. Dubes                        89,414 (4)(5)       129,743           219,157          *
-----------------------------------------------------------------------------------------------------------
Wayne R. Huneke                         68,999 (5)           64,432           133,431          *
-----------------------------------------------------------------------------------------------------------
Directors, Nominees and
 Executive Officers as a group       1,043,935 (5)        1,229,093         2,273,028        2.56%
 (21 persons)
-----------------------------------------------------------------------------------------------------------

*Less than 1%

(1) As of December 31, 1998. This information is in accordance with Schedule 13G filed by FMR Corp. FMR Corp. has sole voting power as to 556,320, shared voting power as to 0, sole dispositive power as to 6,218,548 and shared dispositive power as to 0 of the reported shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the reported shares. No such person on whose behalf FMR Corp. owns common stock has an interest that exceeds 5% of the shares outstanding. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 5,519,228 shares as a result of acting as investment adviser to several investment companies ("Funds") registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 5,519,228 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 699,320 of the reported shares as a result of serving as an investment manager of one or more institutional accounts. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 699,320 shares and sole power to vote or to direct the voting of 556,320 shares, and no power to vote or to direct the voting of 143,000 shares owned by the institutional account(s). Edward C. Johnson 3d and Abigail P. Johnson, who own 12.0% and 24.5% respectively of the outstanding voting stock of FMR Corp., together with trusts for the benefit of family members, form a controlling group (representing approximately 49% of the voting power of FMR Corp.) with respect to FMR Corp.

(2) These shares are held in trust for the benefit of participants in the Company's Success Sharing Plan and ESOP. As of January 31, 1999, there were 5,681,973 shares in the Company's Success Sharing Plan and ESOP. Of these shares 1,997,359 shares were allocated to participants and 3,684,614 were unallocated. See the Question and Answer on page 3 for a discussion of voting rights regarding the Company's Success Sharing Plan and ESOP.

(3) Includes common stock that each of the following directors has a right to receive upon termination as a director and which is beneficially owned by each such director through a rabbi trust established by the Company: Ms. Baldwin, 511 shares; Mr. Cox, 2,600 shares; Mrs. Goldberg, 33,666 shares; Mr. Hodder, 17,333 shares; Mr. Howard, 5,647 shares; Mr. James, 4,348 shares; Mr. Knowlton, 2,708 shares; Mr. Koch, 2,944 shares; Dr. Nelson, 4,669 shares; Dr. Renier, 2,928 shares. See the discussion on page 10 regarding the voting rights of these directors in the common stock held by the rabbi trust.

(4) Includes shares of ReliaStar common stock held by family members as follows: Mrs. Goldberg, 884 shares; Mr. Koch, 2,500 shares; Dr. Nelson, 8,698 shares; Mr. Turner, 20,456 shares; Mr. Flittie, 24,250 shares; Mr. Dubes, 17,978 shares. Dr. Nelson and Mr. Turner each disclaim beneficial ownership of these shares held by family members.

(5) Includes shares of ReliaStar common stock held by the Trustee of the Company's Success Sharing Plan and ESOP on behalf of the named individuals as follows: Mr. Turner, 20,193 shares; Mr. Flittie, 5,529 shares; Mr. Salipante, 1,997 shares; Mr. Dubes, 8,853 shares; Mr. Huneke, 4,676 shares; directors and executive officers as a group, 59,584 shares.

                             EXECUTIVE COMPENSATION

                      REPORT OF THE COMPENSATION COMMITTEE

The Personnel and Compensation Policy Committee of the Board develops our executive compensation policies. The Committee

     o    advises the Board on overall compensation matters,

     o    advises the Board on CEO compensation,

     o sets the compensation for the executives named in the Summary Compensation Table, and

     o    administers our executive compensation and stock incentive plans.

All members of the Committee are nonemployee directors.

COMPENSATION PHILOSOPHY

The Committee's compensation philosophy

     o relates executive compensation to the Company's performance compared to the Strategic Plan and to peer companies,

     o    rewards long-term performance, and

     o links management's interests to shareholders' interests by encouraging stock ownership.

The 1998 compensation program is similar to prior years. The Committee sets total salary and incentive pay at market levels based on Company performance.

     o If the Company performs at the threshold level, total pay is well below the market median.

     o If the Company performs at the par level, total pay is at the market median.

     o If the Company performs at the superior level, total pay is well above the market median.

The Committee hires an independent consultant to help it define market compensation levels. Market levels for each part of total pay are determined for the Company's peer companies and other companies in our business. Data is found in proxy statements and pay surveys. There are currently 21 peer companies in the peer group, including the Company and all five of the companies in the S&P Life Insurance Index. The Committee changes the list of peer companies in the event of mergers or if new competitors emerge.

PAY COMPONENTS

The Committee sets pay levels based on the philosophy described above. In 1998, the Committee set target pay levels for the CEO and other executives for each of the following components:

     o    base salary,
     o    annual bonus,
     o    long-term incentive compensation, and
     o    stock-based compensation.

BASE SALARY

The Committee sets the base salary for the CEO in July. The Committee sets the base salaries for all other executives in February.

The Committee reviewed the CEO's salary based upon (1) the market compensation target set by the Committee, and (2) the Board's evaluation of Mr. Turner's performance based on preset goals. These preset goals included Company performance, leadership, strategy, financial results, talent management, board relations and external relations. The Committee did not assign specific weights to these goals. The Committee recommended a $75,000 increase to the CEO's salary in 1998. Mr. Turner requested that he receive Company stock options instead of a salary increase. The Committee determined that Mr. Turner's request furthered the Committee's philosophy of encouraging greater stock ownership by management. The Committee, with the help of its consultant, converted the foregone salary adjustment of $75,000 into a one-time grant of an option to purchase 100,000 shares based on a Black-Scholes valuation. These options approximate the present value of the foregone increase in salary and benefits until retirement that would result from not receiving the $75,000 salary increase. The special option grant assumes that the foregone $75,000 salary adjustment will not be made up in future years. The Committee awarded this one-time grant in addition to an annual grant discussed under Stock Option Grants.

The Committee determines executive salaries based on (1) the evaluation by the CEO or the COO of each executive's performance during the past fiscal year and
(2) the executive's salary as compared to the target salary.

The Company has a uniform process for rating executive performance. The CEO or the COO rates each executive based on the performance of specific goals such as sales, earnings, investment performance and expense management. The Committee approved salary increases for 1998 for the other named executive officers in February 1998.

ANNUAL BONUS

The Company has an Annual Bonus Plan which meets the requirements of Section 162(m) of the Internal Revenue Code. The Plan assures that bonuses paid to executives are tax deductible to the Company. Under the Plan in effect for 1998, if the Company earns an after-tax return on equity of at least 10.7%, the Company may pay bonuses to the eight executives covered by the Plan in 1998. Total bonuses to these executives may not exceed 2% of pre-tax earnings from continuing operations before (1) realized investment gains or losses, (2) extraordinary items and (3) the effect of accounting changes. Using these rules, the maximum pool for bonuses in 1998 was $7,316,000. The Plan limits payments to the CEO to 20% of the pool, to the COO to 17% of the pool and to each of the other six executives covered by the Plan in 1998 to 10.5% of the pool. The Committee may pay bonuses up to the pool limits and the CEO and COO limits. The Committee paid less than these limits in each instance. Proposed amendments to this Plan are discussed in Proposal 3 on pages 5-7 of this proxy statement.

The Committee paid bonuses based on the Enterprise Performance Factor (the "EPF") and goals set for the executives. The EPF is a factor based upon ROE, earnings per share adjusted for certain extraordinary items as determined by the Committee and capital gains. The Committee sets EPF goals. No bonuses based on EPF may be paid unless the current year's earnings per share exceed the prior year's level by an amount preset by the Committee. The targets based upon EPF and other set goals for executives are the following:

                   CEO                       100% EPF
                   COO                        80% EPF; 20% set goals
                   Other Executives           50% EPF; 50% set goals

The Company's performance for 1998 on the EPF was slightly below par. Awards for the EPF component were paid at this level.

The set goals for the COO and other executives include business or service unit results, investment results, and expense management. The Committee set bonus targets as a percent of salary, based upon meeting the EPF and other set goals. The targets are based on defined threshold, par and maximum levels for EPF and other set goals. The bonus as a percentage of salary for each level is set out below:

           Executive             Threshold      Par        Maximum
           ---------             ---------      ---        -------
           CEO                   37.5%          75%        112.5%
           COO                   30%            60%        90%
           Other Executives      25%            50%        75%

LONG-TERM INCENTIVE COMPENSATION

The Company has a long-term incentive compensation plan. This plan pays bonuses based upon the Company's total shareholder return ("TSR") compared to the same peer companies used to evaluate the Company's financial performance and other compensation. This plan provides incentives to create shareholder value and to foster long-term performance of the Company.

This plan compares the Company's TSR to that of the peer companies over a three-year period. Each quarter, the Company's TSR is ranked against the peer companies. Payouts are based upon the Company's percentile ranking within the peer group. The percentile objectives are the following:

                  Threshold                     40th Percentile
                  Par                           60th Percentile
                  Maximum                       80th Percentile

This plan has overlapping three-year cycles and one cycle ends each year. Award opportunities as a percentage of base annualized salary are as follows:

           Executive             Threshold      Par        Maximum
           ---------             ---------      ---        -------
           CEO                   16.25%         65%        130%
           COO                   15%            60%        120%
           Others Executives     12.5%          50%        100%

The Company's performance compared to the peer group for the cycle which ended December 31, 1998 produced payouts between par and maximum. This reflects the Company's rank among the peer companies. The Company's external auditors review the calculations for this plan following certain agreed-upon procedures.

STOCK-BASED COMPENSATION

The Board and the Committee believe stock ownership by management aligns the interests of management with Company shareholders to help build shareholder value. In 1993 the Committee set stock ownership targets for management. These targets are based upon a multiple of base salary and are expected to be achieved in seven years. The Committee adopted the ReliaStar 1993 Stock Incentive Plan ("Stock Plan") to help executives meet these targets. The Stock Plan allows the Committee to make grants of stock options, restricted shares and replacement stock options. The Stock Plan also authorizes the Deposit Share Plan.

Stock Option Grants

In 1998 the Committee awarded 514,412 options to the named executives, including an annual award of 255,000 options to the CEO. The Committee awards options based on an executive's base salary. The

Committee determines the amount of options based on target total compensation levels for the executives. Extra stock option grants may be awarded to executives based upon exceptional performance. The Committee does not specifically consider the number of options already held by the executive in determining the size of the annual stock option grants. The exercise price for all options was the fair market value at the date of grant. One-third of the options vests on each of the first three anniversaries of the grant. Stock options granted in 1998 were nonqualified.

Replacement Stock Options

The stock option grants in 1998 included a replacement feature to encourage executives to exercise options early in the option term. When these options are exercised, replacement options are granted. The number of replacement stock options granted equals the number of shares required to pay the exercise price and withholding taxes. The exercise price of the replacement stock options is the fair market value of the Company's common stock on the date of the replacement grant. Replacement stock options vest in six months and have a term equal to the remaining term of the exercised options.

Deposit Share Plan

The Company also has a plan which encourages executives to take some of their annual plan bonuses in Company stock. Each year the Committee determines what portion of an executive's bonus may be elected in Company stock (deposit shares). The Committee also may award additional restricted shares to match a portion of the deposit shares. For 1998, the Committee allowed an executive to take up to one-fourth of his or her bonus in Company stock (deposit shares), and matched one-half of that amount with a restricted stock grant. Fifty percent of the restricted stock vests three years after the date of the grant and fifty percent vests five years after the date of grant. The deposit shares are deposited with the Company during the vesting period. If the executive withdraws the deposit shares before the matching shares vest, the matching shares are forfeited. Also, matching shares are forfeited if the executive is not employed by ReliaStar on the vesting date except in the case of retirement or disability. The matching restricted shares may not be traded, but executives may vote the shares and receive dividends.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

The Committee has acted to preserve the Company's tax deduction under Section 162(m) of the Internal Revenue Code for the compensation it pays to its executives. Shareholder approval of the Annual Incentive Bonus Plan for Designated Executive Officers (as described in Proposal 3 on pages 5-7) will assure that the Company may continue to deduct the annual bonuses it pays to its executives. The Committee also has acted to preserve the Company's tax deduction for its executives' long-term plan bonuses and stock option exercise gains. The Committee intends to act to preserve the Company's ability to deduct executive compensation to the extent possible without compromising the ability to motivate and reward the excellent performance of its executives.

                              The Members of the Committee:

                              WILLIAM A. HODDER (CHAIR)
                              DAVID C. COX
                              LUELLA G. GOLDBERG
                              JAMES J. HOWARD
                              RANDY C. JAMES
                              RICHARD M. KOVACEVICH
                              JAMES J. RENIER

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                  Long-term Compensation
                                                                     ---------------------------------------------
                                             Annual Compensation                 Awards               Payouts
                                         -------------------------------------------------------------------------
                                                                      Restricted      Securities
                                                                         Stock        Underlying        LTIP         All Other
 Name and Principal Position      Year      Salary        Bonus         Awards         Options         Payouts      Compensation
                                            ($)(1)        ($)(2)        ($)(3)          (#)(4)         ($)(5)           ($)
----------------------------------------------------------------------------------------------------------------------------------
 John G. Turner, Chairman         1998     700,000        465,553        54,404         359,141        606,665       133,809 (6)
 and Chief Executive Officer      1997     673,077        441,249        61,219         150,000        910,000        87,069 (7)
                                  1996     623,654        506,923        60,009          65,000        739,375        93,492 (8)

----------------------------------------------------------------------------------------------------------------------------------
 John H. Flittie, President       1998     556,539        295,127        31,639          75,491        455,999        37,717 (6)
 and Chief Operating              1997     503,846        258,361        37,179          67,832        624,000        35,488 (7)
 Officer                          1996     451,923        309,860        36,544          38,704        483,000        53,732 (8)

----------------------------------------------------------------------------------------------------------------------------------
 Robert C. Salipante,             1998     318,154        171,888        15,842          23,935        215,333        26,414 (6)
 Senior Vice President            1997     299,615        130,186        22,262          25,028        305,000        23,894 (7)
                                  1996     272,538        185,608        20,869          15,065        249,375        32,124 (8)

----------------------------------------------------------------------------------------------------------------------------------
 Michael J. Dubes,                1998     322,423        122,925        17,084          19,117        217,999        30,019 (6)
 Senior Vice President            1997     305,962        140,665        16,811          22,970        310,000        29,086 (7)
                                  1996     288,269        142,431        17,252          15,887        258,125        59,985 (8)

----------------------------------------------------------------------------------------------------------------------------------
 Wayne R. Huneke,                 1998     304,615        128,549        18,859          36,728        206,666        19,795 (6)
 Senior Vice President            1997     272,500        153,660        19,049          22,433        290,000        18,130 (7)
                                  1996     226,885        158,837        16,370          11,605        214,375        23,365 (8)

----------------------------------------------------------------------------------------------------------------------------------

(1) Includes base salary paid, amounts deferred under salary reduction agreements and amounts applied to purchase certain fringe benefits under the Company's cafeteria plan.

(2) Amounts shown for each year include the annual incentive bonuses paid in cash and in common stock. Bonus amounts shown in cash that are paid in ReliaStar common stock are converted to shares by dividing the dollar amount by the fair market value of the common stock on the bonus determination date. Amounts shown for each year also include cash awards, paid in the following year, pursuant to the Company's broad-based Success Sharing Plan and ESOP covering all eligible employees of the Company and its subsidiaries.

(3) Amounts shown for each year are based on the closing price of the ReliaStar common stock on the date of grant. The total number of restricted shares held, and their value based on the closing price on December 31, 1998, by each of the named executives is as follows: Mr. Turner, 16,011 shares ($738,507); Mr. Flittie, 15,798 shares ($728,683); Mr. Salipante, 8,270 shares ($381,454); Mr. Dubes, 7,177 shares ($331,039); Mr. Huneke, 5,665 shares ($261,298). Dividends are paid on these restricted shares at the same rate as those paid on the Company's common stock.

(4)  The Company has not issued any free-standing stock appreciation rights.

(5) Payout amounts shown for each year are for performance cycles ending in that year. Such amounts are determined and paid in cash in the first quarter of the following year.

(6) Includes (a) combined contributions to the Company's tax-qualified Success Sharing Plan and ESOP and a nonqualified supplemental plan for the 1998 plan year as follows: Mr. Turner, $35,070; Mr. Flittie, $27,882; Mr.Salipante, $15,939; Mr. Dubes, $16,153; Mr. Huneke, $15,261; (b) 1998
     premiums paid for term life insurance coverage and the actuarially projected current dollar value of the benefit to the executive of the remainder of premiums and the imputed income on the term portion of split dollar life insurance coverage paid by the Company on behalf of the named executives as follows: Mr. Turner, $9,181; Mr. Flittie, $6,412; Mr.Salipante, $5,781; Mr. Dubes, $6,178; Mr. Huneke, $4,534; (c) interest accrued during 1998 on long-term incentive program payout amounts deferred at the executive's election as follows: Mr.Turner, $89,558; Mr. Flittie, $3,423; Mr. Salipante, $4,694; Mr. Dubes, $7,689.

(7) Includes (a) combined contributions to the Company's tax-qualified Success Sharing Plan and ESOP and a nonqualified supplemental plan for the 1997 plan year as follows: Mr. Turner, $33,822; Mr. Flittie, $25,318; Mr.Salipante, $15,056; Mr. Dubes, $15,375; Mr. Huneke, $13,693; (b) 1997
     premiums paid for term life insurance coverage and the actuarially projected current dollar value of the benefit to the executive of the remainder of premiums and the imputed income on the term portion of split dollar life insurance coverage paid by the Company on behalf of the named executives as follows: Mr. Turner, $9,815; Mr. Flittie, $7,063; Mr.Salipante, $4,350, Mr. Dubes, $6,359; Mr. Huneke, $4,437; (c) interest accrued during 1997 on long-term incentive program payout amounts deferred at the executive's election as follows: Mr. Turner, $43,431; Mr. Flittie, $3,107; Mr. Salipante, $4,489; Mr. Dubes, $7,352.

(8) Includes (a) combined contributions to the Company's tax-qualified Success Sharing Plan and ESOP and a nonqualified supplemental plan for the 1996 plan year as follows: Mr. Turner, $50,469; Mr. Flittie, $36,573; Mr.Salipante, $22,055; Mr. Dubes, $23,328; Mr. Huneke, $18,361; (b) 1996
     premiums paid for term life insurance coverage and the actuarially projected current dollar value of the benefit to the executive of the remainder of premiums for split dollar life insurance coverage paid by the Company on behalf of the named executives as follows: Mr. Turner, $15,638; Mr. Flittie, $13,866; Mr. Salipante, $6,117, Mr. Dubes, $9,415; Mr.Huneke, $5,004; (c) interest accrued during 1996 on long-term incentive program payout amounts deferred at the executive's election as follows: Mr. Turner, $27,385; Mr. Flittie, $3,293; Mr. Salipante, $3,952; Mr.Dubes, $6,473; (d)
     lump-sum cash payment of $20,769 in accrued vacation pay as of December 31, 1995 made to Mr. Dubes pursuant to a change in a subsidiary's vacation carry-over policy.

                           STOCK OPTION GRANTS IN 1998


The following table summarizes stock option grants during 1998 with respect to the CEO and the named executive officers listed in the Summary Compensation Table.

-----------------------------------------------------------------------------------------------------------
                                Number of
                                Securities     Percentage of
                                Underlying     Total Options                                   Grant Date
                                 Options          Granted        Exercise or    Expiration      Present
           Name                  Granted          in 1998        Base Price        Date          Value
                                  (#)(1)            (%)              ($)                         ($)(2)
-----------------------------------------------------------------------------------------------------------
John G. Turner                  255,000 (3)       15.50           50.2500         7/09/08      4,923,056
                                100,000 (3)        6.08           50.2500         7/09/08      1,930,610
                                  1,278 (4)        0.08           45.0313         2/10/03         15,093
                                  2,863 (4)        0.17           41.7500         2/10/03         35,706

-----------------------------------------------------------------------------------------------------------
John H. Flittie                   9,414 (4)        0.57           45.6563         2/08/05        137,831
                                 16,077 (4)        0.98           45.6563         2/07/06        250,642
                                 50,000 (3)        3.04           43.8125         2/11/08        776,680

-----------------------------------------------------------------------------------------------------------
Robert C. Salipante              16,707 (3)        1.02           43.8125         2/11/08        259,520
                                  5,042 (4)        0.31           47.0938         7/06/02         57,833
                                  2,186 (4)        0.13           47.0938         2/06/06         34,763

-----------------------------------------------------------------------------------------------------------
Michael J. Dubes                 16,981 (3)        1.03           43.8125         2/11/08        263,776
                                  2,136 (4)        0.13           47.2500         2/06/06         32,561

-----------------------------------------------------------------------------------------------------------
Wayne R. Huneke                  15,886 (3)        0.97           43.8125         2/11/08        246,767
                                     50 (4)        0.003          48.1563         2/08/05            843
                                    976 (4)        0.06           48.1563         2/06/06         17,469
                                 10,994 (4)        0.67           47.7813         2/08/05        183,924
                                  4,504 (4)        0.27           47.7813         2/07/06         79,964
                                  4,318 (4)        0.26           47.7813         2/12/07         80,601

-----------------------------------------------------------------------------------------------------------

(1) All stock options granted may be exercised with cash or already owned shares of ReliaStar common stock valued at the time of exercise. The options include a right to have the Company withhold shares upon exercise to satisfy the holder's tax liability due upon exercise.

(2) Present values have been estimated using a variation of the Black-Scholes valuation method assuming (a) a dividend yield calculated over the most recent 12-month period as of the end of the month prior to the grant date (ranges from 1.55% to 1.72%); (b) a volatility factor calculated over the 36-month period as of the end of the month prior to the grant date (ranges from 20.18% to 32.01%); (c) a risk-free rate of return equal to the most recent 52-week average of the 10-year T-Bond rate as of the end of the month prior to the grant date (ranges from 5.36% to 6.25%); and (d) exercise at the end of the option term.

(3) One-third of the options granted vests on each of the first three anniversaries of the date of grant. The options have a term of ten years, but may terminate earlier in certain events related to termination of employment. The options have a replacement (reload) feature. A reload is the grant of a new option upon the holder's exercise of an option using previously owned ReliaStar common stock or cash equivalent. The reload option's exercise price is the fair market value of ReliaStar common stock on the replacement option grant date. Its term is equal to the remaining term of the option exercised.

(4) These are replacement (reload) options awarded on exercise of options with payment made with previously owned ReliaStar common stock or cash equivalent as described above. A reload option may be exercised six months after the date of grant.


                                OPTION EXERCISES
                               AND YEAR-END VALUE

The following table shows the number and value of stock options (exercised and unexercised) for the named executive officers during 1998. Value is calculated using the difference between the option exercise price and $46.125 (1998 year-end stock price) multiplied by the number of shares underlying the options.

---------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities             Value of Unexercised
                                                           Underlying Unexercised            In-the-money Options
                                                           Options at End of 1998               at End of 1998
                       Shares Acquired      Value       ----------------------------     ----------------------------
          Name           on Exercise       Realized     Exercisable    Unexercisable     Exercisable    Unexercisable
                             (#)             ($)            (#)             (#)              ($)             ($)
---------------------------------------------------------------------------------------------------------------------
John G. Turner             60,742        2,093,746        381,703        502,474         10,403,043       1,775,546
---------------------------------------------------------------------------------------------------------------------
John H. Flittie            98,422        3,128,264        190,493         86,148          4,276,906         812,283
---------------------------------------------------------------------------------------------------------------------
Robert C. Salipante        14,294          480,533        100,064         44,365          2,776,780         439,000
---------------------------------------------------------------------------------------------------------------------
Michael J. Dubes           43,970        1,414,575        110,955         36,278          3,153,529         416,779
---------------------------------------------------------------------------------------------------------------------
Wayne R. Huneke            34,294          955,794         43,927         36,647            713,818         351,096
---------------------------------------------------------------------------------------------------------------------


                       LONG-TERM INCENTIVE PROGRAM AWARDS

The following table identifies estimated future payouts under the Company's Long-term Incentive Program.

The named executive officers have the opportunity to earn awards based on the Company's average total shareholder return ("TSR") compared to that of peer companies. The Company's TSR is compared to the peer group each quarter for a three-year period called a performance cycle. Threshold, par and maximum goals are set at the beginning of each performance cycle. The goals are a percentile ranking compared to the peer group. The peer group is selected by the Personnel and Compensation Policy Committee. It is a group of publicly traded companies that compete in the Company's primary lines of business. There are currently 21 companies in the peer group, including the Company. All five of the companies included in the S&P Life Insurance Index shown in the performance graph on page 13 are in the Company's peer group.

Payouts are based on a percentage of each executive's annualized salary for the final year of each performance cycle. The estimates project an annual salary increase of five percent. Actual salary amounts may differ. No individual award for a performance cycle may exceed $2 million. No award is earned until the end of a performance cycle. The Personnel and Compensation Policy Committee has the right to amend or terminate the program as to performance cycles in progress at any time.

-------------------------------------------------------------------------------------------------------------------------------
                            Performance or Other Period         Estimated Future Pay-outs under Non-stock-price-based Plans
                                                          ---------------------------------------------------------------------
          Name              until Maturation or Pay-out       Threshold ($)             Target ($)              Maximum ($)
-------------------------------------------------------------------------------------------------------------------------------
John G. Turner                       1997-1999                      119,438                477,750                  955,500
                                     1998-2000 (1)                   62,705                250,819                  501,638

-------------------------------------------------------------------------------------------------------------------------------
John H. Flittie                      1997-1999                       89,775                359,100                  718,200
                                     1998-2000                       94,264                377,055                  754,110

-------------------------------------------------------------------------------------------------------------------------------
Robert C. Salipante                  1997-1999                       42,394                169,575                  339,150
                                     1998-2000                       44,513                178,054                  356,108

-------------------------------------------------------------------------------------------------------------------------------
Michael J. Dubes                     1997-1999                       42,919                171,675                  343,350
                                     1998-2000                       45,065                180,259                  360,518

-------------------------------------------------------------------------------------------------------------------------------
Wayne R. Huneke                      1997-1999                       40,688                162,750                  325,500
                                     1998-2000                       42,722                170,888                  341,775

-------------------------------------------------------------------------------------------------------------------------------

(1) Amounts shown have been reduced to reflect Mr. Turner's election to receive the value of 50% of any award to which he may be entitled for the 1998-2000 performance cycle in stock options. The Personnel and Compensation Policy Committee offered this one-time election to each executive officer. The Committee granted 17,195 ten-year, nonqualified stock options to Mr. Turner on February 10, 1999 at the fair market value. The options vest two years from the date of grant.

                                RETIREMENT PLANS

QUALIFIED DEFINED BENEFIT RETIREMENT PLAN

The Company's qualified defined benefit retirement plan was amended effective December 31, 1998 to terminate all future benefit accruals under this plan. This applies to the named executive officers as well as all other employees participating in the plan.

This plan will provide the named executive officers a benefit at retirement. This retirement benefit is based on final average compensation and years of credited service as of December 31, 1998. Final average compensation is based on salary (including elective deferrals) but does not include incentive compensation. The benefit is offset by two percent of the primary Social Security benefit as of December 31, 1998 for each year of credited service up to 25 years. Federal laws limit the benefits payable under qualified plans and the amount of annual compensation that the plans may consider. The Company has adopted supplemental retirement agreements ("SRAs") to replace any qualified plan benefits which are reduced by these limits.

The estimated benefit under the qualified defined benefit plan, together with amounts under the SRAs, is as follows: Mr. Turner, $26,048; Mr. Flittie, $18,884; Mr.Salipante, $2,716; Mr. Dubes, $10,530; and Mr. Huneke, $4,312.

Basis of calculations:

     o The final benefit is calculated as a five-year certain and life monthly benefit assuming retirement at age 65.

     o The years of credited service used to calculate these benefits for each of the named executive officers are as follows: Mr.Turner 31.58 years; Mr. Flittie 25.00 years; Mr. Salipante 6.50 years; Mr. Dubes
          31.50 years; and Mr. Huneke 12.58 years.

     o Mr. Flittie's final benefit and years of credited service have been adjusted to reflect his unfunded supplemental retirement agreement which provides him with a supplemental retirement benefit based on 25 years of credited service at age 65 less the amount of his final retirement benefit under the Company's defined retirement plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN ("SERP")

The Company has established a SERP that includes the named executive officers. The SERP does not require employee contributions and is unfunded.

SERP participants are entitled to a monthly pension benefit if employment with the Company terminates:

     o After the participant is age 55 and has ten or more years of vesting service, or

     o After the participant is age 65 and has five or more years of vesting service.

At ten years of credited service, the SERP benefit is the amount by which 55% of the participant's average compensation for the last five years (salary plus bonus) exceeds the SERP offset amount.

The SERP monthly benefit is reduced by the offset amount. The offset amount is the sum of the following:

     o The monthly benefit under the Company's qualified defined retirement benefit plan, including SRAs,

     o    The monthly primary Social Security benefit,

     o A monthly benefit amount which is attributable to employer contributions under the Company's qualified and supplemental defined contribution plans,

     o The amount of any monthly pension benefit earned under a prior employer's defined benefit plan or defined contribution plan if that plan was the prior employer's primary retirement plan, and

     o The amount payable under any other supplemental retirement plan or agreement covering the participant.

If a participant has less than ten years of credited service, the SERP benefit is 10% of the SERP amount determined as described above for each year of the participant's credited service up to ten years.

The annual benefit shown in the following table is the SERP benefit reduced for the primary Social Security benefit but not reduced by any of the other offsets listed above.

Basis of calculations:

     o Benefits are calculated as a five-year certain and life monthly benefit.

     o The benefits assume retirement in 1998 at age 65 to persons having at least ten years of service.

     o Years of credited service are as follows: Mr. Turner, 31.58 years; Mr. Flittie, 13.17 years; Mr. Salipante, 6.50 years; Mr. Dubes, 31.50 years; and Mr. Huneke, 12.58 years.

     o Current compensation covered by the SERP for the named executive officers is as follows: Mr. Turner, $1,153,863; Mr. Flittie, $855,833; Mr.Salipante, $489,575; Mr. Dubes, $444,541; and Mr. Huneke,
          $433,462.



--------------------------------------------------------------------------------
     SALARY PLUS ANNUAL INCENTIVE ($)          ESTIMATED ANNUAL BENEFIT ($)
--------------------------------------------------------------------------------
                   400,000                           203,884
                   450,000                           231,384
                   500,000                           258,884
                   550,000                           286,384
                   600,000                           313,884
                   650,000                           341,384
                   700,000                           368,884
                   750,000                           396,384
                   800,000                           423,884
                   850,000                           451,384
                   900,000                           478,884
                   950,000                           506,384
                 1,000,000                           533,884
                 1,050,000                           561,384
                 1,100,000                           588,884
                 1,150,000                           616,384
                 1,200,000                           643,884
                 1,250,000                           671,384
                 1,300,000                           698,884
                 1,350,000                           726,384
                 1,400,000                           753,884
                 1,450,000                           781,384
                 1,500,000                           808,884
                 1,550,000                           836,384
                 1,600,000                           863,884
--------------------------------------------------------------------------------


                 CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS

MANAGEMENT AGREEMENTS

The Company has management agreements with each of its executive officers. These provide for certain benefits if there is a "change in control" of the Company. A change in control generally will be considered to have occurred upon (1) a third party's acquisition of 20% or more of the Company's stock; (2) a change in the membership of the Company's Board of Directors in which the current members of the Company's Board of Directors (including their nominees) no longer make up at least two-thirds of the Board; (3) a merger, consolidation, reorganization or liquidation of the Company under certain conditions or (4) a sale of all or substantially all of the assets of the Company.

In general, these agreements entitle the executive to a lump-sum payment if the executive's employment is involuntarily terminated (other than for cause, death, disability or retirement) and the executive is less than 65 years old. The lump-sum payment is equal to three times the sum of (1) base annual salary plus
(2) the average annual bonus payable for the shorter of the last three years of employment or actual years of employment.

The executive also will be entitled to certain insurance benefits and to receive a lump-sum cash payment of additional qualified and nonqualified retirement benefits which the executive would have earned had employment continued to the earlier of three years following termination of employment or age 65. The Company also will reimburse an executive for legal expenses incurred to resolve disputes under the agreements.

GRANTOR TRUSTS

The Company has established grantor trusts. The Company may set aside funds under these trusts to satisfy obligations of the Company and its subsidiaries under their incentive compensation plans, deferred compensation programs and supplemental profit sharing plans. The CEO, with the approval of the Personnel and Compensation Policy Committee, has caused the Company to partially fund one of these trusts. The trusts provide that funds will automatically and irrevocably be contributed to the trusts if there is a change in control.

STOCK OPTIONS AND RESTRICTED SHARES

All outstanding stock options will vest and become exercisable and restricted shares will vest immediately if there is a change in control.

ADDITIONAL POLICIES

The Board has adopted a policy providing that the Company's health, welfare and severance plans may not be changed for three years following a change in control unless required by law.

RETIREMENT PLANS

The Company's qualified retirement plans provide full vesting of accrued benefits for participants whose employment terminates under certain circumstances within three years of a change in control of the Company.


                     COMPLIANCE WITH SECTION 16(a) REPORTING

The rules of the Securities and Exchange Commission require that ReliaStar disclose late filings of reports of ownership (and changes in stock ownership) of ReliaStar common stock by its directors and Section 16 officers. Based on written representations, ReliaStar believes that all of these filing requirements (pursuant to Section 16(a) of the Securities Exchange Act of 1934) were satisfied in 1998, except that Mark L. Lipson filed one late report.

                                    APPENDIX

                      RELIASTAR ANNUAL INCENTIVE BONUS PLAN
                                       FOR
                          DESIGNATED EXECUTIVE OFFICERS

The ReliaStar Annual Incentive Bonus Plan for Designated Executive Officers is hereby restated and amended, effective January 1, 1999.


1. DEFINITIONS. When the following terms are used herein with initial capital letters, they shall have the following meanings:

         1.1. RETURN ON EQUITY-OPERATING INCOME BASIS - A ratio, expressed as a percentage of which the numerator is operating income (income from continuing operations, excluding realized investment gains and losses and their impact on the amortization of deferred policy acquisition costs and present value of future profits, net of tax) available to common shareholders, and the denominator is beginning-of- year common shareholders' equity, excluding accumulated other comprehensive income as defined in Statement of Financial Accounting Standards No. 130, and adjusted for the weighted impact of significant common shareholder equity transactions that occur during the period.

         1.2. BONUS POOL AMOUNT - an amount of a pool from which bonuses as provided herein may be paid equal to one and one-half (1 1/2%) of the Corporation's Pre-tax Operating Income for the Plan Year for which the bonuses are being paid.

         1.3. COMPENSATION COMMITTEE - a committee comprised solely of two or more "outside directors" of the Corporation, which satisfies the requirements of
Section 162(m) Code, provided, however, that until the first meeting of shareholders of the Corporation at which directors are to be elected that occurs after July 1, 1994, the Compensation Committee may be composed of two or more disinterested directors within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.

         1.4. CODE - the Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

         1.5. CORPORATE PERFORMANCE FACTOR - Achievement of a Return on Equity Operating Income Basis for the Plan Year equal to or greater than 10.7%.

         1.6. CORPORATION - ReliaStar Financial Corp., a Delaware corporation, and any of its Participating Employers that adopt this Plan.

         1.7. PARTICIPANT - Executive officers of the Corporation who are designated by the Compensation Committee as Participants in this Plan pursuant to Section 2.1 hereof.

         1.8. PARTICIPATING EMPLOYER - the Corporation and any of its subsidiaries which has, by action of its Board of Directors, elected to be a Participating Employer.

         1.9. PRE-TAX OPERATING INCOME - Income from continuing operations before income taxes, realized investment gains and losses and their impact on the amortization of deferred policy acquisition costs and present value of future profits, extraordinary items and the cumulative effect of accounting changes, determined in accordance with generally accepted accounting principles, adjusted to eliminate (a) restatements of financial results relating to an acquisition accounted for as a "pooling-of-interests" and (b) any other unusual nonrecurring gain or loss which is separately identified and quantified in the Corporation's financial statements.

         1.10. PLAN YEAR - the twelve consecutive month period which coincides with the Corporation's fiscal year.

         1.11. SHARES - shares of common stock of ReliaStar Financial Corp.

2.  ADMINISTRATION.

         2.1. DETERMINATIONS MADE PRIOR TO EACH PLAN YEAR. Prior to each Plan Year or prior to such later date in the Plan Year as may be permitted in accordance with Section 162(m) of the Code, the Compensation Committee shall designate Participants for that Plan Year.

         2.2. CERTIFICATION. Following the close of each Plan Year and prior to payment of any bonus under the Plan, the Compensation Committee must certify in writing that the Corporate Performance Factor has been attained, and the Bonus Pool Amount for the Plan Year.

         2.3. SHAREHOLDER APPROVAL. The material terms of this Plan shall be disclosed to and approved by shareholders of the Corporation in accordance with
Section 162(m) of the Code. No bonus shall be paid under this Plan unless such shareholder approval has been obtained.

3. BONUS PAYMENT.

         3.1. FORMULA. The Participants in the Plan shall receive cash bonus payments each Plan Year in amounts not greater than the following designated percentages of the Bonus Pool Amount for that Plan Year: The maximum bonuses which can be paid for any Plan Year to the chief executive officer and to the chief operating officer shall be 20% and 17%, respectively, of the Bonus Pool Amount for that Plan Year, and the maximum bonus that each of the other Participants may be paid for any Plan Year shall be the amount determined by dividing the remaining 63% of the Bonus Pool Amount by the number of Participants, excluding the chief executive officer and the chief operating officer, who are covered under the Plan for that Plan Year.

         3.2. LIMITATIONS.

                  (a) NO PAYMENT IF PERFORMANCE FACTOR NOT ACHIEVED. In no event shall any Participant receive a bonus payment hereunder for a Plan Year if the Corporate Performance Factor is not achieved during the Plan Year.

                  (b) COMPENSATION COMMITTEE MAY REDUCE BONUS PAYMENT. The Compensation Committee retains sole discretion to reduce the amount of any bonus otherwise payable under this Plan. To determine such reductions, the Compensation Committee may, in its sole discretion, adopt guidelines based on factors including, but not limited to the Corporation's return on equity and net income for each plan year compared to planned goals for these factors, and attainment of business unit and individual performance goals established for Participants.

                  (c) NO PAYMENT TO PARTICIPANT WHO TERMINATES EMPLOYMENT PRIOR TO CLOSE OF PLAN YEAR. Except in the event of death, retirement, disability, transfer to an affiliate company that does not participate in this Plan or change in control "Event" as defined in
                           Section 3.1(b) of the Compensation Trust Agreement dated as of January 3, 1989 between the Corporation and Norwest Bank Minnesota, N.A., as from time to time amended, no bonus payment shall be paid to a Participant who terminates employment prior to the last day of the Plan Year.

4. BENEFIT PAYMENTS.

         4.1. TIME AND FORM OF PAYMENTS. Subject to any deferred compensation election pursuant to any such plans of the Corporation applicable hereto, benefits shall be paid to the Participant as soon as administratively feasible after the Compensation Committee has certified that the Corporate Performance Factor has been attained. As determined from time to time by the Compensation Committee, bonuses payable hereunder may be paid to Participants in cash or Shares, except that any bonus payable in respect of a deceased Participant shall be payable solely in cash to the person or persons designated by the Participant's will or pursuant to the laws of descent and distribution. Bonuses payable in Shares shall be subject to Section 4.2 hereof.

         4.2. BONUSES PAID IN SHARES. The dollar amount of any bonus payable in Shares shall be charged against the Bonus Pool Amount and shall be converted to a whole number of Shares by dividing the amount by the fair market value of one Share as of the date the Compensation Committee certifies that the Corporate Performance Factor has been attained as provided in Section 4.1 hereof. Any remainder shall be paid to the Participant in cash. Any bonus payable hereunder in the form of Shares shall be awarded under and subject to all of the terms and conditions of The ReliaStar 1993 Stock Incentive Plan, as amended from time to time ("Stock Incentive Plan"). Shares awarded hereunder may, at the Participant's election and if permitted by the Committee, be deposited with the Corporation under Section 8.6 of the Stock Incentive Plan.


         4.3. NONTRANSFERABILITY. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

         4.4. TAX WITHHOLDING. In order to comply with all applicable federal or state income tax laws or regulations, the Corporation may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant.

5. AMENDMENT AND TERMINATION. The Compensation Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

6. MISCELLANEOUS.

         6.1. EFFECTIVE DATE. January 1, 1994.

         6.2. HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         6.3. APPLICABILITY TO SUCCESSORS. This Plan shall be binding upon and inure to the benefit of the Corporation and each Participant, the successors and assigns of the Corporation, and the beneficiaries, personal representatives and heirs of each Participant. If the Corporation becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Corporation or its successors in interest.

         6.4. EMPLOYMENT RIGHTS AND OTHER BENEFIT PROGRAMS. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Corporation. This Plan shall not replace any contract of employment, whether oral or written, between the Corporation and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Corporation. Receipt of benefits hereunder shall have such effect on contributions to and benefits under such other plans or programs as the provisions of each such other plan or program may specify.

         6.5. GOVERNING LAW. The validity, construction and effect of the Plan or any bonus payable under the Plan shall be determined in accordance with the laws of the State of Delaware.

         6.6. SEVERABILITY. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Compensation Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

         6.7. QUALIFIED PERFORMANCE-BASED COMPENSATION. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

                           RELIASTAR FINANCIAL CORP.

                         ANNUAL MEETING OF SHAREHOLDERS

                             THURSDAY, MAY 13, 1999
                                   10:00 A.M.

                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401






[LOGO] RELIASTAR   RELIASTAR FINANCIAL CORP.
                   20 WASHINGTON AVENUE SOUTH
                   MINNEAPOLIS, MINNESOTA 55401                            PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 13, 1999.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on this proxy or by telephone.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint John G. Turner, John H. Flittie and Richard R. Crowl, and each of them, as proxies, with full power of substitution and revocation to vote all shares of the Company which you are entitled to vote at the Annual Meeting of the Company to be held May 13, 1999 and any adjournments, upon all business that may properly come before the meeting.






                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            --------------------
                                                             COMPANY #
                                                             CONTROL #
                                                            --------------------


THERE ARE TWO WAYS TO VOTE YOUR PROXY.

VOTE BY PHONE: 24 HOURS A DAY, 7 DAYS A WEEK

CALL TOLL FREE ON A TOUCH-TONE TELEPHONE 1-800-240-6326. THERE IS NO CHARGE TO YOU FOR THIS CALL. YOU WILL BE ASKED TO ENTER THE COMPANY NUMBER AND THE CONTROL NUMBER LOCATED ABOVE IN THE BOX. SEE INFORMATION BELOW ON EACH PROPOSAL.

OPTION A: To vote as the Board of Directors recommends on ALL proposals, press 1.

OPTION B: If you choose to vote on each proposal separately, press 0.
          Proposal 1:     To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL
                          nominees, press 9; to WITHHOLD FOR AN INDIVIDUAL nominee follow the directions given.
          Proposals 2, 3: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for proposals 2 and 3.

               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY MAIL:
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to ReliaStar Financial Corp., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.



            IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
                               PLEASE DETACH HERE

--------------------------------------------------------------------------------


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

1. Election of directors:  01 Carolyn H. Baldwin      03 James J. Howard
                           02 Richard U. De Schutter  04 John H. Flittie

                                       [ ]  Vote FOR       [ ] Vote WITHHELD
                                            all nominees       from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY
TO VOTE FOR ANY INDIVIDUAL NOMINEE,     _______________________________________
WRITE THE NUMBER(S) OF THE NOMINEE(S)  |                                       |
IN THE BOX PROVIDED TO THE RIGHT.)     |_______________________________________|

2. Proposal to ratify appointment of
   Deloitte & Touche LLP as ReliaStar's
   independent public accountants for
   1999.                                 [ ] For     [ ] Against     [ ] Abstain

3. Proposal to approve the ReliaStar
   Annual Incentive Bonus Plan for
   Designated Executive Officers.        [ ]For      [ ] Against     [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MAY 13, 1999 ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Address Change? Mark Box [ ]   Indicate changes below:

                                             Date ______________________

                                        _______________________________________
                                       |                                       |
                                       |_______________________________________|
                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appears on the proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                                                                  March 31, 1999



TO:  Participants in the ReliaStar Success Sharing Plan and ESOP

The Annual Meeting of Shareholders of ReliaStar Financial Corp. ("ReliaStar") will be held in the auditorium of 20 Washington Avenue South, Minneapolis, Minnesota, on Thursday, May 13, 1999 at 10:00 a.m., Minneapolis time. ReliaStar shareholders of record as of March 16, 1999 may vote the shares they held of record on that date.

Under the ReliaStar Success Sharing Plan and ESOP ("Plan"), you have an interest in the ReliaStar common stock ("Shares") held by the Plan. You may instruct The Northern Trust Company, the Trustee for the Plan, how to vote the Shares allocated to your account(s) as of the record date. Your interest in the Shares held by the Plan may only be voted through the Trustee.

Enclosed are several documents that are important for both the Annual Meeting and proxy voting.

1. The Notice of Annual Meeting and Proxy Statement that explains the proposals to be voted upon at the Annual Meeting.

2. The enclosed Voting Instruction Card is to be used to record your voting instructions for the Shares allocated to your accounts.

3. An annual report is enclosed for former employees who are participating in the ReliaStar Success Sharing Plan and ESOP. (Please note that an annual report has been sent to all active employees of ReliaStar under separate cover.)

The number of Shares allocated to your account(s) on the record date is shown on the Voting Instruction Card. The Shares get one vote each.

TO VOTE ALL OF YOUR SHARES, YOU CAN EITHER VOTE BY PHONE AS SHOWN ON THE VOTING INSTRUCTION CARD -- TOLL FREE 1-800-240-6326 -- OR SIMPLY COMPLETE AND RETURN THE VOTING INSTRUCTION CARD, USING THE ENCLOSED ENVELOPE, TO NORWEST BANK ON BEHALF OF THE NORTHERN TRUST COMPANY. YOUR CARD MUST BE RECEIVED BEFORE MAY 4, 1999.

The Trustee will vote those Shares for which no voting instructions are received as well as the Shares that are held in trust for allocation to participants' accounts in future years in the same proportion as Shares for which voting instructions are received.

If you have any questions about any of this material, please call me at (612) 372-5757.


/s/ Nancy Carlson


Nancy Carlson
Manager, Retirement Plans
Human Resources Department

Encl.

                            RELIASTAR FINANCIAL CORP.




                         ANNUAL MEETING OF SHAREHOLDERS
                             THURSDAY, MAY 13, 1999
                                   10:00 A.M.
                           20 WASHINGTON AVENUE SOUTH
                          MINNEAPOLIS, MINNESOTA 55401





                   RELIASTAR FINANCIAL CORP.
                   20 WASHINGTON AVENUE SOUTH
                   MINNEAPOLIS, MINNESOTA 55401        VOTING INSTRUCTION FORM

--------------------------------------------------------------------------------

                 RELIASTAR COMMON STOCK VOTING INSTRUCTION FORM
                     RELIASTAR SUCCESS SHARING PLAN AND ESOP


I hereby instruct The Northern Trust Company, the Trustee of the ReliaStar Success Sharing Plan and ESOP ("Plan"), to vote my interest in the shares of ReliaStar common stock held in the Plan by the Trustee as of the close of business on March 16, 1999, at the Annual Meeting of ReliaStar Financial Corp. to be held on May 13, 1999, and any adjournment thereof, in the manner directed by telephone or on this form with respect to the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement.

I understand that my instructions by telephone or as marked on this form must be received by the Trustee by May 4, 1999. I also acknowledge receipt of the proxy materials for the 1999 Annual Meeting.

If no instruction is indicated by telephone or on this voting instruction form, the Trustee is instructed to vote my interest in the ReliaStar common stock held by the Trust on each of the proposals shown on this form proportionately in accordance with instructions received from other Plan participants with respect to shares of ReliaStar common stock. I understand that shares of ReliaStar common stock for which the Trustee does not receive voting instructions, including unallocated ESOP shares of common stock, will be voted by the Trustee in the same proportion as all shares of ReliaStar common stock for which the Trustee receives voting instructions. On any other matters that may properly come before the meeting, the Trustee shall vote in accordance with its best judgment.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                      --------------------------
                                                       COMPANY NUMBER
                                                       CONTROL NUMBER
                                                      --------------------------

There are two ways to instruct the Plan Trustee how to vote.


BY PHONE:      CALL TOLL FREE ON A TOUCH-TONE TELEPHONE 1-800-240-6326. THERE IS
24 HOURS A     NO CHARGE TO YOU FOR THIS CALL. YOU WILL BE ASKED TO ENTER THE
DAY, 7 DAYS    COMPANY NUMBER AND THE CONTROL NUMBER LOCATED ABOVE IN THE BOX.
A WEEK         SEE INFORMATION BELOW ON EACH PROPOSAL.
               OPTION A: To vote as the Board of Directors recommends on ALL proposals, press 1.
               OPTION B: To vote on each proposal separately, press 0.
               Proposal 1:      To vote FOR ALL nominees, press 1; to WITHHOLD
                                FOR ALL nominees, press 9; to WITHHOLD FOR AN
                                INDIVIDUAL nominee follow the directions given.
               Proposals 2, 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for proposals 2 and 3.

                            WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

Your telephone vote instructs the Plan Trustee to vote your interest in the shares of ReliaStar common stock held in the Plan in the same manner as if you marked, signed and returned your voting instruction form.

BY MAIL:

Mark, sign and date your voting instruction form and return it in the postage-paid envelope we've provided or return it to ReliaStar Financial Corp., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

     If you vote by phone, please do not mail your voting instruction form.
                               Please detach here

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

THE PLAN TRUSTEE SHALL VOTE MY SHARES AS FOLLOWS:

1. Election of directors: 01 Carolyn H. Baldwin        03 James J. Howard         [ ]  Vote FOR     [ ]  Vote WITHHELD
                          02 Richard U. De Schutter    04 John H. Flittie              all nominees      from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,        ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)        |                                                  |
                                                                                ----------------------------------------------------

2. Proposal to ratify appointment of Deloitte & Touche LLP as ReliaStar's         [ ]  For          [ ] Against         [ ] Abstain
   independent public accountants for 1999.

3. Proposal to approve the ReliaStar Annual Incentive Bonus Plan for Designated   [ ]  For          [ ] Against         [ ] Abstain
   Executive Officers.


                                                                                   Date
                                                                                        --------------------------------------------

Address Area

                                                                                ----------------------------------------------------
                                                                                |                                                  |
                                                                                ----------------------------------------------------
                                                                                   Signature of Participant in Box
                                                                                   (Please date and sign exactly as shown.)

------------------------------------------------------------------------------------------------------------------------------------

 Proxy #                                     Account #                             Issue or Issuer #

------------------------------------------------------------------------------------------------------------------------------------